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                               Exhibit 16.01


                 Letter on Change of Certifying Accountant








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/Letterhead/




     We have read Item 8 of the Form 10KSB at June 30, 2000, for Basic
Energy, Inc., and agree with the conents therein.   We had no disagreements
with Basic Energy, Inc., as to any matter regarding accounting or financial disclosure.






/S/ Schvaneveldt & Company
Schvaneveldt & Company
November 12, 2000






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